As filed with the Securities and Exchange Commission on March 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Olema Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30‑0409740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

780 Brannan Street San Francisco, California (Address of Principal Executive Offices)	94103 (Zip Code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full titles of the plans)

Sean Bohen, M.D., Ph.D.

Chief Executive Officer and President

780 Brannan Street

San Francisco, California 94103

(415) 651‑3316

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet

Julia R. Boesch

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

(415) 693‑2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Olema Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S‑8 (this “Registration Statement”) to register an aggregate of 2,033,759 shares of the common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) reserved for issuance under the Olema Pharmaceuticals, Inc. 2020 Equity Incentive Plan (the “Plan”); 721,096 shares of Common Stock that may be issued upon the exercise of outstanding options granted under the Plan; and 550,971 shares of Common Stock reserved for issuance under the Olema Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”).

These additional shares of Common Stock are securities of the same class as other securities previously registered for issuance under the Plan and the ESPP pursuant to (i) a Registration Statement on Form S‑8 (File No. 333‑250209) filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2020, (ii) a Registration Statement on Form S‑8 (File No. 333‑254403) filed with the Commission on March 17, 2021, (iii) Registration Statement on Form S‑8 (File No. 333‑263114) filed with the Commission on March 1, 2022, and (iv) Registration Statement on Form S-8 (File No. 333-270413) filed with the Commission on March 9, 2023 (collectively, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S‑8. These additional shares of Common Stock have become reserved for issuance pursuant to the provisions of the Plan and ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the Plan on January 1, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 (the “Annual Report”), filed with the Commission on March 11, 2024.
(b)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2024 and January 8, 2024.
(c)
The description of the Registrant’s Common Stock that is contained in a registration statement on Form 8‑A filed on November 17, 2020 (File No. 001‑39712) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 17, 2021.
(d)
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8‑K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 001‑39712), filed with the Commission on November 23, 2020).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 001‑39712), filed with the Commission on December 16, 2022).
4.3

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑249748), filed with the Commission on November 16, 2020).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (reference is made to the signature page hereto).
99.1

Olema Pharmaceuticals, Inc. 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑249748), filed with the Commission on November 16, 2020).

99.2

Forms of Stock Option Grant Notice and Stock Option Agreement under the Olema Pharmaceuticals, Inc. 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑249748), filed with the Commission on October 30, 2020).

99.3

Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Olema Pharmaceuticals, Inc. 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑249748), filed with the Commission on October 30, 2020).

99.4

Olema Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249748), filed with the Commission on November 16, 2020).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on March 11, 2024.

Olema Pharmaceuticals, Inc.

By:	/s/ Sean Bohen
Sean Bohen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Bohen, M.D., Ph.D. and Shane Kovacs, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sean Bohen	President, Chief Executive Officer and Director	March 11, 2024
Sean Bohen, M.D., Ph.D.	(Principal Executive Officer)

/s/ Shane Kovacs	Chief Operating and Financial Officer	March 11, 2024
Shane Kovacs	(Principal Financial and Accounting Officer)

/s/ Ian Clark	Chairperson of the Board	March 11, 2024
Ian Clark

/s/ Cynthia Butitta	Director	March 11, 2024
Cynthia Butitta

/s/ Scott Garland	Director	March 11, 2024
Scott Garland

/s/ Cyrus L. Harmon	Director	March 11, 2024
Cyrus L. Harmon, Ph.D.

/s/ Sandra Horning, M.D.	Director	March 11, 2024
Sandra Horning, M.D.

/s/ Gorjan Hrustanovic	Director	March 11, 2024
Gorjan Hrustanovic, Ph.D.

/s/ Yi Larson	Director	March 11, 2024
Yi Larson

/s/ Andrew Rappaport	Director	March 11, 2024
Andrew Rappaport

/s/ Graham Walmsley	Director	March 11, 2024
Graham Walmsley, M.D., Ph.D.